UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2013

Intrepid Potash, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200
Denver, Colorado  80202
(Address of principal executive offices, including zip code)

(303) 296-3006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) held its 2013 annual meeting of stockholders on May 29, 2013. At the annual meeting, stockholders present in person or by proxy voted on the following matters:

1.	Stockholders elected two Class II directors to our Board of Directors to serve three-year terms expiring at our 2016 annual meeting of stockholders, based on the following votes:

	For	Against	Abstain	Broker Non-Votes
J. Landis Martin	62,357,213	3,828,449	57,928	5,488,130
Barth E. Whitham	64,443,431	1,742,431	57,728	5,488,130

The terms of office of our other four directors continued after the annual meeting, as described below:

Director	Class	Year in Which Term Expires at the Annual Meeting of Stockholders
Robert P. Jornayvaz III	III	2014
Hugh E. Harvey, Jr.	III	2014
Terry Considine	I	2015
Chris A. Elliott	I	2015

2.	Stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2013, based on the following votes:

For	71,495,801
Against	153,707
Abstain	82,212
Broker Non-Votes	N/A

3.	Stockholders approved, on an advisory basis, our executive compensation, based on the following votes:

For	64,425,692
Against	1,451,990
Abstain	365,908
Broker Non-Votes	5,488,130

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: May 30, 2013	By:	/s/ Martin D. Litt
Martin D. Litt
Executive Vice President, General Counsel and Secretary